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                                                                    EXHIBIT 10.2



                    AMENDMENT NO. 2 TO 1998 STOCK OPTION PLAN

THIS INSTRUMENT, dated September 29, 2000, is an amendment to that certain 1998 Stock Option Plan of Greenstone Roberts Advertising, Inc.

WHEREAS, Section 17 of the 1998 Stock Option Plan of Greenstone Roberts Advertising, Inc. ("Plan") permits the amendment of the Plan;

NOW THEREFORE, in consideration of the above premises, the Plan is hereby amended as follows effective as of January 1, 1998:

1. Section 5 of the Plan is amended by the deletion of the first sentence thereof and the insertion in lieu thereof of the following:

     "The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 250,000 shares, which may be either Treasury Shares or authorized but unissued Shares."

2.   Section 6 of the Plan is amended to read as follows:

     "Price.    (a) The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted.

               "(b) Notwithstanding anything herein to the contrary, upon the merger of Kupper Parker Communications, Inc. ("KPCI") into the Corporation, the Committee shall convert the existing KPCI options to purchase 34 shares of KPCI shares into stock options to purchase 185,300 shares of Corporation, exercisable at any time up to December 31, 2007 at a price of $1.00 per 5,450 shares of the Corporation. "

3. Except as specifically amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written upon the consent of the Board of Directors.

GREENSTONE ROBERTS ADVERTISING, INC.

By:    /s/ Ronald M. Greenstone
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       Ronald M. Greenstone, Chairman